Exhibit 99.2

QuasarEdge Acquisition Corporation Announces Closing of $100 Million Initial Public Offering.

April 16, 2026

New York, New York, April 16, 2026 — QuasarEdge Acquisition Corp. (NYSE: QREDU, the “Company”) announced today that it closed its initial public offering (“IPO”) of 10,000,000 units at an offering price of $10.00 per unit. The underwriters have a 45-day option from the date of the prospectus to purchase up to an additional 1,500,000 units from the Company at the IPO price to cover over-allotments, if any.

Each unit consists of one ordinary share and one right to receive one-fourth (1/4) of one ordinary share upon the consummation of an initial business combination. The units are listed on the New York Stock Exchange (“NYSE”) and began trading under the ticker symbol “QREDU” on April 15, 2026. Once the securities comprising the units begin separate trading, the ordinary shares and rights are expected to be listed on NYSE under the symbols “QRED” and “QREDR,” respectively.

Polaris Advisory Partners, a division of Kingswood Capital Partners LLC, served as the sole book-running manager for the offering.

Celine and Partners, P.L.L.C. served as legal counsel to the Company. O’Melveny & Myers LLP served as legal counsel to Polaris Advisory Partners LLC, the sole book-running manager for the offering. Aspira Capital Consulting LTD is the sponsor of the Company.

A registration statement on Form S-1 relating to the securities (File No. 333-294027) was previously filed with the Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on April 13, 2026. This offering was made only by means of a prospectus forming part of the effective registration statement. Copies of the prospectus may be obtained on the SEC’s website at http://www.sec.gov. Electronic copies of the prospectus may be obtained from Polaris Advisory Partners LLC, 5900 Balcones Drive, Suite 100, Austin, Texas 78731, or by telephone at (512) 537-6800.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About QuasarEdge Acquisition Corporation

The Company is a blank check company incorporated in the Cayman Islands as an exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. While the Company intends to conduct a global search for potential targets without geographic limitations, its management team has experience investing in and building businesses across the Asia-Pacific region and possesses a strong understanding of the region’s business environment, regulatory landscape and culture. The Company is led by Ms. Qi Gong, the Company’s Chairwoman, Chief Executive Officer and Chief Financial Officer.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

QuasarEdge Acquisition Corporation

1185 Avenue of the Americas, 3rd Fl. New York, NY 10036

Telephone: (212) 612-1400

Website: quasaredge.co